UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

lululemon athletica inc.

(Name of Registrant as Specified In Its Charter)

Dennis J. Wilson

Anamered Investments Inc.

LIPO Investments (USA), Inc.

Wilson 5 Foundation

Wilson 5 Foundation Management Ltd.

Five Boys Investments ULC

Shannon Wilson

Low Tide Properties Ltd.

House of Wilson Ltd.

Laura Gentile

Eric Hirshberg

Marc Maurer

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dennis J. Wilson, together with the other participants named herein, intends to file a proxy statement and accompanying GOLD universal proxy card with the U.S. Securities and Exchange Commission to be used to solicit proxies for the election of his slate of highly qualified director candidates at the 2026 annual meeting of shareholders (including any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “2026 Annual Meeting”) of lululemon athletica inc. (the “Company”), and for the approval of a business proposal to be presented at the 2026 Annual Meeting.

On March 5, 2026, Mr. Wilson issued a press release, a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference. Also on March 5, 2026, Mr. Wilson, together with the other participants named herein, launched a website, www.CreativityFirstlulu.com, to communicate with the shareholders of the Company, screenshots of which are attached hereto as Exhibit 2 and incorporated herein by reference. The website includes, among other things, an advertisement by Mr. Wilson, published in the Wall Street Journal on October 7, 2025, a copy of which is attached hereto as Exhibit 3 and incorporated herein by reference, and a press release issued by Mr. Wilson on December 12, 2025, a copy of which is attached hereto as Exhibit 4 and incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Mr. Wilson, together with the other Participants (as defined below), intends to file with the SEC a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GOLD Universal Proxy Card to be used to solicit proxies from the shareholders of the Company in connection with the 2026 Annual Meeting.

SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE 2026 ANNUAL MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE.

The participants in the solicitation of proxies are Mr. Wilson, Anamered Investments Inc., LIPO Investments (USA), Inc., Wilson 5 Foundation, Wilson 5 Foundation Management Ltd., Five Boys Investments ULC, Shannon Wilson, Low Tide Properties Ltd., House of Wilson Ltd., Marc Maurer, Laura Gentile, and Eric Hirshberg (collectively, the “Participants”).

The Definitive Proxy Statement and accompanying GOLD Universal Proxy Card will be furnished to some or all of the Company’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained in an amendment to Schedule 13D filed by the Participants with the SEC on February 27, 2026 and is available here. By virtue of the relationship among the Participants as members in a Schedule 13(d) group, all the Participants, individually, are deemed to beneficially own the 9,904,856 shares of Common Stock of the Company, par value $0.005 (of which 5,115,961 are shares of the Company’s special voting stock paired with an equal number of exchangeable shares of Lulu Canadian Holding, Inc., on a fully-converted basis) owned in the aggregate by all of the Participants.

Exhibit 1

Chip Wilson Launches Website in Campaign for Change at lululemon

www.CreativityFirstlulu.com Underscores the Quantum of Change Needed at lululemon and the Value of Wilson’s Three Highly Qualified Independent Director Nominees

VANCOUVER, BC, March 5, 2026 /PRNewswire/ — Chip Wilson, Founder of lululemon athletica inc. (NASDAQ: LULU) (“lululemon” or the “Company”) and one of lululemon’s largest shareholders, today announced the launch of the campaign website www.CreativityFirstlulu.com. The website details Wilson’s view on the quantum of change needed at lululemon and showcases the three highly qualified independent director candidates he’s nominated for election to the Company’s Board of Directors (the “Board”) at the Company’s 2026 Annual Meeting of Shareholders (the “Annual Meeting”).

Today’s website launch marks Wilson’s latest step in his campaign to unlock value for all lululemon shareholders, allowing shareholders to engage with Wilson’s case for change and get to know his independent director nominees. Wilson believes that lululemon requires a refreshed skillset in the Boardroom to renew focus on creativity, product excellence and a recommitment to the original muse ahead of a new CEO being named, as well as the declassification of its Board.

“My intention has always been to act in the best interest of my fellow shareholders of lululemon,” said Wilson. “This campaign is about safeguarding the Company’s future and a conviction that lululemon’s best years remain ahead, provided the right strategic and governance changes are made quickly.”

The website highlights Wilson’s independent nominees, Marc Maurer, Laura Gentile and Eric Hirshberg, all of whom have the strong creative, brand-first experience.

Shareholders are encouraged to visit www.CreativityFirstlulu.com to review the need for change and learn about Wilson’s nominees.

Certain Information Concerning the Participants

Dennis J. “Chip” Wilson, together with the other Participants (as defined below), intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and accompanying GOLD Universal Proxy Card to be used to solicit proxies from the shareholders of the Company in connection with the Annual Meeting.

SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE ANNUAL MEETING AND ADDITIONAL INFORMATION RELATING TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE.

The participants in the solicitation of proxies are Mr. Wilson, Anamered Investments Inc., LIPO Investments (USA), Inc., Wilson 5 Foundation, Wilson 5 Foundation Management Ltd., Five Boys Investments ULC, Shannon Wilson, Low Tide Properties Ltd., House of Wilson Ltd., Marc Maurer, Laura Gentile and Eric Hirshberg (collectively, the “Participants”).

The Definitive Proxy Statement and accompanying GOLD Universal Proxy Card will be furnished to some or all of the Company’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at https://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained on an amendment to Schedule 13D filed by the Participants with the SEC on February 27, 2026, and is available here. By virtue of the relationship among the Participants as members in a Schedule 13(d) group, all the Participants, individually, are deemed to beneficially own the 9,904,856 shares of Common Stock of the Company, par value $0.005 (of which 5,115,961 are shares of the Company’s special voting stock paired with an equal number of exchangeable shares of Lulu Canadian Holding, Inc., on a fully-converted basis) owned in the aggregate by all of the Participants.

Contacts

Media

Val Mack, val.mack@fticonsulting.com

Pat Tucker, pat.tucker@fticonsulting.com

Investors

Scott Winter, Gabrielle Wolf

Innisfree M&A Incorporated

(212) 750-5833

SOURCE Chip Wilson

Exhibit 2

PRESS RELEASES

Feb 27, 2026	Chip Wilson Provides Update to lululemon Shareholders	READ MORE ↗
Dec 29, 2025	Chip Wilson Nominates Three Independent Director Candidates for Election to the lululemon athletica inc. Board of Directors	READ MORE ↗
Dec 12, 2025	Chip Wilson Comments on Leadership Change at lululemon	READ MORE ↗

RECENT UPDATES

SOCIAL MEDIA

Jan 22, 2026

LinkedIn

Chip Wilson LinkedIn Post

READ MORE

Exhibit 3

Tuesday, October 7, 2025	THE WALL STREET JOURNAL.

PAID ADVERTISEMENT

lululemon: in a Nosedive

By Chip Wilson, Founder of lululemon

When I founded lululemon in 1998, it was built on a relentless focus on innovation, product, culture, and customer experience. We invented a “technical product” business model, created a new apparel category, pioneered community marketing, and developed system processes so simple a refrigerator could manage them.

By its 25th anniversary, lululemon should have been a $100 billion market-cap company. Instead, its trajectory has declined. Why?

Lululemon directors have systematically dismantled the business model and lost employees who held the institutional knowledge that made the company great.

Like a plane crash, decline rarely happens because of a single failure, it’s a series of mistakes.

The Founder Leaves

When a founder leaves, boards tend to fill committees with operators or finance focused directors who are beholden to quarterly commitments. A company bereft of a visionary loses its singular voice for product and long-term strategy, a strategy that builds a moat around success. An operations/ finance-driven board lacks the moxie to understand the market pulse.

GAP-ivization: Loss of Creative to Merchants

Every few years, a design team will stumble. When that happens, merchants and MBAs swoop in, claiming to be the adults who can deliver consistent quarterly projections for Wall Street. To meet those projections, merchants follow algorithms and double down on what sold the year before. This kills risk-taking and prevents new, innovative product from emerging. As a result, innovation dies, the brand becomes predictable, customers drift, and the best creative people leave.

The Domino Effect

As top talent exits, short-term results often look strong. The board harvests brand value by rapidly growing store count, while margins expand through economies of scale. Wall Street is ecstatic, and the egos of directors and management soar.

Meanwhile, owner-operated competitors seize the opportunity, producing better product. Lululemon’s institutional knowledge walks out the door, often to competitors, and is replaced by Nike executives who import a failed business model.

Desperate for growth, lululemon squandered $1B on Mirror and wiped out $10B in market cap with a wildly inappropriate Disney collaboration. To squeeze margins further, directors cheapened store design and shifted to non-technical fabrics, eroding the brand’s premium positioning.

Culture Erosion

New executives from old-school companies chase short-term margin growth and resume building. Directors, unwilling to confront their own role in the decline, blame and attempt to replace the CEO, only to realize for the third time that they’ve failed to develop an internal successor. With the brand faltering, no capable candidate wants the CEO job.

The Nominating Committee struggles to attract directors, because no great leader wants to join a sinking ship.

Loss of Cool

The board insists on operator/finance CEOs who can “speak Wall Street,” rejecting the idea of a product-driven CEO. These types of finance focused CEOs don’t know how to attract or motivate creative talent, and even worse, they think they understand great product when they don’t. Without an eye for outstanding design, the company dies a slow death.

Lululemon forgot its muse: the woman who inspires culture, not just follows it. By drifting toward the mainstream, and trying to appease everyone, lululemon lost 50%of its market cap earned from “brand power”. It lost its edge and with it, the ability to hire the best people.

The Result

On paper, lululemon still looks good, but it’s losing its soul. The deeper issue is not just management, it’s a disengaged Nominating and Governance Committee that has failed to safeguard the company’s long-term vision.

The Path Forward

I believe lululemon can recover. But survival requires courage:

1.	Put product and brand back at the center. Rebuild the knowledge and systems that deliver product in nine months, not two years.

2.	Bring entrepreneurial ownership back onto the board.

3.	Empower creative leadership over merchants.

4.	Stop chasing Wall Street at the expense of customers.

5.	Recommit to the muse—the woman who inspires the brand.

The world doesn’t need another bland, quarterly-driven apparel company. It needs bold vision. It needs lululemon to fly again.

Lululemon can keep growing, but growth alone is not a healthy measure of success. The true measure must be innovation and brand reputation. When those are strong, growth comes naturally; when they’re not, growth halts. The path is clear, but only with a revitalized board of directors with diverse capabilities.

Sincerely,

Chip Wilson

Founder, lululemon

Paid for by Chip Wilson. For inquiries please contact: andrea@all-rightsreserved.com

Exhibit 4

Chip Wilson Comments on Leadership Change at lululemon

Founder of lululemon and Largest Active Shareholder Deeply Concerned Board Has Again Failed at Succession Planning

Will Continue to Actively Engage lululemon to Unlock Value for All Shareholders

VANCOUVER, BC, Dec. 12, 2025 /PRNewswire/ – Chip Wilson, Founder of lululemon athletica inc. (NASDAQ: LULU) (“lululemon” or the “Company”) and one of lululemon’s largest shareholders, today issued the following statement regarding the announcement by lululemon of certain leadership changes.

“As I have communicated to members of the Company publicly and privately, lululemon needs revitalization and an infusion of new skills to get back to being a product-first company that creates real, long-term shareholder value. After overseeing years of poor decisions erode the brand and destroy shareholder value, it is clear to me that only under my increasing pressure has the lululemon Board of Directors (the “Board”) finally started to listen,” said Dennis J. “Chip” Wilson, Founder of lululemon. “As one of the largest active shareholders of lululemon, I am deeply concerned about what appears to be a tremendous failure by the Board to competently plan for the future and manage an effective succession process. This latest failure in my opinion only amplifies the urgency the Company faces and the obvious need for the CEO search to be led by new, independent directors with real experience. I believe that the Board should seek the advice of individuals with specific and unique expertise, and deep knowledge of the Company, to advise on the CEO selection process.”

Wilson continued, “The Board’s praise for Calvin McDonald, a CEO who has overseen massive value destruction over the past two years, with a 62.8% drop in LULU’s share price, shows blatant disregard for its shareholders. In my view, the Board has failed to properly hold management accountable to deliver product innovation and instead has led with complacency. The erosion of premium brand value in the Company’s core markets demonstrates that the Board does not understand its target customers anymore or what will drive shareholder value at lululemon over the long term. I strongly believe in the continued strength of the lululemon brand, and I know there are several qualified CEO candidates across the retail and apparel space who can continue to build on its legacy. I hope the Board continues this constructive dialogue with me to find refreshed, experienced directors ahead of completing a CEO search.”

Media Contacts:

Val Mack, val.mack@fticonsulting.com

Pat Tucker, pat.tucker@fticonsulting.com

SOURCE Chip Wilson